Exhibit 99.1

NGL Energy Partners LP Announces Pricing of $2.2 Billion Offering of Senior Secured Notes

TULSA, Okla.--(BUSINESS WIRE)—January 25, 2024--NGL Energy Partners LP (NYSE: NGL) (“NGL”), through its wholly owned subsidiaries NGL Energy Operating LLC and NGL Energy Finance Corp., today announced the upsizing of their senior secured notes offering from $2.1 billion to $2.2 billion and have priced $900 million in aggregate principal amount of 8.125% senior secured notes due 2029 (the “2029 Notes”) and $1.3 billion in aggregate principal amount of 8.375% senior secured notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”). NGL expects to use the net proceeds of the offering, together with the borrowings under a new seven-year $700.0 million senior secured term loan facility expected to be entered into concurrently with the offering, (i) to fund the redemption, and related discharge of the indentures governing, NGL’s existing 6.125% senior notes due 2025, 7.5% senior notes due 2026, and 7.500% senior secured notes due 2026, including any applicable premiums and accrued and unpaid interest, (ii) to pay fees and expenses in connection therewith, (iii) to repay borrowings under NGL’s senior secured asset-backed lending facility and (iv) to the extent of any remaining net proceeds, for general corporate purposes.

The Notes are being initially sold to investors at a price of 100% of their principal amount and interest on the Notes will be payable quarterly on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2024. Interest on the 2029 Notes will accrue at a rate of 8.125% per annum. The maturity date of the 2029 Notes is February 15, 2029. Interest on the 2032 Notes will accrue at a rate of 8.375% per annum. The maturity date of the 2032 Notes is February 15, 2032.

The Notes are being offered and sold in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to persons other than U.S. persons, in reliance on Regulation S under the Securities Act.

The offer and sale of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Specifically, forward-looking statements may include, among others, statements concerning the offering, the new term loan facility and the expected use of proceeds thereof. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process.

NGL Energy Partners LP
David Sullivan, 918-495-4631
Vice President - Finance
David.Sullivan@nglep.com
Source: NGL Energy Partners LP